Exhibit 99.1

HRG GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 1, 2015, Compass Energy Operating, LLC (“Compass”), a wholly-owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), consummated the transactions contemplated by its previously announced purchase agreement, dated October 8, 2015 (the “Purchase Agreement”), with Indigo Resources LLC (as successor to Indigo Minerals LLC, “Buyer”). Pursuant to the Purchase Agreement, Buyer acquired certain of Compass’ oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana (the “Transaction”). Proceeds from the Transaction, which were approximately $147.5 million, less estimated expenses of $1.9 million, were used to primarily reduce borrowings under Compass’ existing credit facility.
The following unaudited pro forma condensed consolidated financial information is derived from HRG’s historical consolidated financial statements.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to the disposition of the Holly, Waskom, and Danville assets and the repayment of the portion of Compass’ existing credit facility as if they had occurred on September 30, 2015. The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2015 reflects the disposition of the Holly, Waskom, and Danville assets and the repayment of the portion of Compass’ existing credit facility as if they had occurred on October 1, 2014.
On October 31, 2014, HRG, through its wholly-owned subsidiary HGI Energy Holdings, LLC (“HGI Energy”), acquired approximately 25.5% interests in Compass that it did not previously own from EXCO Resources, Inc., upon which HGI Energy became the owner of 99.8% of the economic interest in Compass. Prior to this acquisition, HRG’s ownership of Compass was 74.4%. As a result, prior to October 31, 2014, the operating results of Compass represent HRG’s 74.4% proportionate interest while operating results after October 31, 2014 represent 100.0% of Compass’ consolidated results.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with our Annual Report on Form 10–K for the year ended September 30, 2015.
This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the disposition been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(As of September 30, 2015, in millions)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
ASSETS
Investments:
Fixed maturities	$17,514.8	$—		$17,514.8
Equity securities	649.4	—		649.4
Derivatives	81.9	—		81.9
Asset-based loans	335.8	—		335.8
Commercial mortgage loans	489.2	—		489.2
Other invested assets	39.6	—		39.6
Total investments	19,110.7	—		19,110.7
Cash and cash equivalents	1,197.0	(1.4)	(a)	1,195.6
Receivables, net	632.9	—		632.9
Inventories, net	780.8	—		780.8
Accrued investment income	192.0	—		192.0
Reinsurance recoverable	2,351.9	—		2,351.9
Deferred tax assets	285.0	—		285.0
Properties, including oil and natural gas properties, net	812.8	(72.0)	(b)	740.8
Goodwill	2,487.4	—		2,487.4
Intangibles, including DAC and VOBA, net	3,528.9	—		3,528.9
Other assets	954.7	—		954.7
Total assets	$32,334.1	$(73.4)		$32,260.7
				—
LIABILITIES AND EQUITY				—
Insurance reserves:				—
Contractholder funds	$17,769.8	$—		$17,769.8
Future policy benefits	4,096.8	—		4,096.8
Liability for policy and contract claims	55.3	—		55.3
Funds withheld from reinsurers	9.8	—		9.8
Total insurance reserves	21,931.7	—		21,931.7
Debt	6,382.7	(147.0)	(c)	6,235.7
Accounts payable and other current liabilities	1,137.7	(5.4)	(d)	1,132.3
Employee benefit obligations	92.9	—		92.9
Deferred tax liabilities	613.6	—		613.6
Other liabilities	587.4	(18.0)	(e)	569.4
Total liabilities	30,746.0	(170.4)		30,575.6
				—
Commitments and contingencies				—
				—
HRG Group, Inc. shareholders' equity:				—
Common stock, $0.01 par; 500,000.0 thousand shares authorized; 201,383.8 thousand shares issued and outstanding at September 30, 2015.	2.0	—		2.0
Additional paid-in capital	1,458.5	—		1,458.5
Accumulated deficit	(833.1)	96.5	(j)	(736.6)
Accumulated other comprehensive (loss) income	(40.7)	—		(40.7)
Total HRG Group, Inc. shareholders' equity	586.7	96.5		683.2
Noncontrolling interest	1,001.4	0.5	(l)	1,001.9
Total shareholders’ equity	1,588.1	97.0		1,685.1
Total liabilities and equity	$32,334.1	$(73.4)		$32,260.7
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2015, in millions, except per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net consumer and other product sales	$4,733.1	$—		$4,733.1
Oil and natural gas	107.4	(40.5)	(f)	66.9
Insurance premiums	59.8	—		59.8
Net investment income	927.2	—		927.2
Net investment (losses) gains	(104.7)	—		(104.7)
Insurance and investment product fees and other	93.1	—		93.1
Total revenues	5,815.9	(40.5)		5,775.4
Operating costs and expenses:				—
Cost of consumer products and other goods sold	3,050.9	—		3,050.9
Oil and natural gas direct operating costs	85.9	(41.0)	(f)	44.9
Benefits and other changes in policy reserves	625.5	—		625.5
Selling, acquisition, operating and general expenses	1,476.5	(14.1)	(f)	1,462.4
Impairments and bad debt expense	675.3	(129.5)	(g)	545.8
Amortization of intangibles	129.6	—		129.6
Total operating costs and expenses	6,043.7	(184.6)		5,859.1
Operating (loss) income	(227.8)	144.1		(83.7)
Interest expense	(429.7)	4.1	(h)	(425.6)
Gain on deconsolidation of subsidiary	38.5	—		38.5
Gain upon gaining control of equity method investment	141.2	—		141.2
Other income (expense), net	37.0	(8.5)	(i)	28.5
(Loss) income from continuing operations before income taxes	(440.8)	139.7		(301.1)
Income tax expense	71.6	—	(k)	71.6
Net (loss) income	(512.4)	139.7		(372.7)
Less: Net income (loss) attributable to noncontrolling interest	44.4	0.4	(l)	44.8
Net loss attributable to controlling interest	$(556.8)	$139.3		$(417.5)
				—
Net loss per common share attributable to controlling interest:				—
Basic	$(2.81)	$0.70	(m)	$(2.11)
Diluted	$(2.81)	$0.70	(m)	$(2.11)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments
(a) Represents the decrease in cash and cash equivalents resulting from consideration received, less estimated expenses and repayment of debt (in millions):

Total cash consideration (1)	$147.5
Transaction expenses	(1.9)
Repayment of debt	(147.0)
Net decrease in cash	$(1.4)
(1) Excludes $3.8 million of funds held in escrow that is to be released within 150 days from the transaction close date subject to the successful satisfaction of certain terms and conditions included in the asset purchase agreement.
(b) Represents the decrease in proved oil and natural gas properties related to the disposition of the Holly, Waskom, and Danville assets.
(c) Represents the decrease in debt as a result of the repayment of $147.0 million under Compass’ existing credit facility.
(d) Represents the decrease in royalties payable of $5.4 million attributable to the sale of the Holly, Waskom, and Danville assets.
(e) Represents the decrease in asset retirement obligations attributable to the sale of the Holly, Waskom, and Danville assets.
(f) Represents the elimination of oil and natural gas revenues; oil and natural gas direct operating costs; and other operating and general expenses, including the pro forma effect on depletion expense attributable to the Holly, Waskom, and Danville assets.
(g) Represents the change in impairment of oil and natural gas properties related to the pro forma effects of the removal of the Holly, Waskom, and Danville assets’ operations.
(h) Represents the reduction of interest expense for the effect of the $147.0 million repayment of amounts outstanding under the Compass credit facility.
(i) Represents the change in derivative gains and losses related to the pro forma effects of the removal of the Holly, Waskom, and Danville assets’ operations.
(j) Represents the estimated net impact on HRG’s stockholders’ equity related to the sale transaction, consisting of a gain on the sale of the the Holly, Waskom, and Danville assets of $98.9 million.
(k) Compass is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners. However due to a full valuation allowance over deferred tax assets at HRG, these losses will not impact the net deferred tax balances.
(l) Adjustment reflects non-controlling interest in Compass’ pro forma net income adjustments using a non-controlling interest factor of 0.5% at September 30, 2015 and 0.3% for the year ended September 30, 2015.
(m) Basic and diluted earnings per share were recalculated based on 198,142,363 weighted-average common shares outstanding - basic and diluted for the year ended September 30, 2015.